Volta Inc. Reports Fourth Quarter and Year End 2021 Financial Results

–Fourth Quarter Revenue Increased 45% Year-Over-Year to $12.1 Million
–Annual Revenue Increased 66% Year-Over-Year to $32.3 Million
–44% Year-Over-Year Growth in Total Installed Stalls – 2,330 as of December 31, 2021

SAN FRANCISCO (April 15, 2022) – Volta Inc. (NYSE: VLTA, VLTA WS) (“Volta” or the “Company”), an industry-leading electric vehicle (“EV”) charging network powering vehicles and commerce, today announced financial results for its fourth quarter and full fiscal year ended December 31, 2021.

“2021 was a transformative year for both the company and the industry," said Francois Chadwick, CFO of Volta. "We continue to see significant growth in the market, and we are well-positioned to take advantage of this acceleration."

Recent Key Company Highlights in 2021 and 2022
Walgreens - Expanded partnership with 1,000 DC fast charging stalls at over 500 Walgreens throughout the U.S. This agreement furthers Volta’s DC fast charging expansion strategy and Walgreens’ support of initiatives that aim to lower emissions and make the planet healthier for communities everywhere.

European Expansion with New Signings - Signed partnership deals with the global sporting goods chain Decathlon, starting with installations in St. Gallen, Switzerland, and the movie theater company Cineplex Group in Germany. Volta also celebrated the installation of its first charging stations in France at the popular restaurant Key West near Annecy.

Partnership with Cinemark Theater - Expanded beyond the initially announced 100 domestic stations.

Fourth Quarter 2021 Financial Highlights

•Revenues increased 45% year-over-year to $12.1 million, compared to $8.4 million in the prior-year period.

Revenues by Category

	Three Months Ended December 31,
(in thousands)	2021	2020
Revenues
Behavior and Commerce (Media and Advertising)	$8,587	$3,832
Network Development	2,812	4,410
Charging Network Operations	676	--
Network Intelligence	63	133
Total Revenues	$12,139	$8,375
•Selling, general and administrative expenses excluding stock-based compensation and one-time expenses were $32.2 million, compared to $13.1 million, also excluding stock-based compensation and one-time expenses, in the prior-year period.
•Net loss was $121.1 million, compared to a loss of $31.5 million in the prior-year period.
•Adjusted EBITDA was $30.7 million loss, compared to $12.9 million loss in the prior-year period.
•Cash and marketable securities were $262.3 million as of December 31, 2021.
•Weighted average shares outstanding for the three months ended December 31, 2021, were 160.4 million.
Full Year 2021 Financial Highlights
•Revenues increased 66% year-over-year to $32.3 million, compared to $19.5 million in the prior-year.

Revenues by Category

	Year ended December 31,
(in thousands)	2021	2020
Revenues
Behavior and Commerce (Media and Advertising)	$ 25,961	$ 8,014
Network Development	5,224	10,598
Charging Network Operations	676	706
Network Intelligence	450	133
Total Revenues	$ 32,311	$ 19,451

•Net loss was $276.6 million, compared to a loss of $70.6 million in the prior-year period.
•Adjusted EBITDA was $83.8 million loss for the full year 2021, compared to $40.1 million loss in 2020.

For a reconciliation of Adjusted EBITDA and EBITDA, which are non-GAAP measures, to net loss, the most comparable GAAP measure, please see the table captioned “Non-GAAP Reconciliation” set forth at the end of this press release. These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.
Total Stalls Connected, including Site Partners
Total stalls connected as of December 31, 2021, was 2,330, representing a 44% year-over-year increase. A stall is attributed to a station based on the number of vehicles that can charge concurrently and there are certain configurations of Volta sites where one station is capable of charging more than one vehicle at a time. The Company added 193 stalls in the quarter and ended 2021 in 23 states.

Full Year 2022 Outlook
Based on current business conditions, business trends and other factors, for the full year ending December 31, 2022, the Company reiterates guidance of:

•Full year 2022 Revenue in the range of $70 million to $80 million
•Total incremental, connected stalls in the range of 1,700 to 2,000

In addition, the Company is now guiding to:

•Total incremental, connected sites to be in the range of 650 to 750 sites

First Quarter Outlook
Based on current business conditions, business trends and other factors, for the three months ended March 31, 2022, the Company reiterates guidance of:

•First quarter Revenue in the range of $8 million to $8.5 million

Webcast and Conference Call Information
Company management will host a webcast and conference call on April 18, 2022, at 8:30 a.m. Eastern Time, to discuss the Company’s financial results and business operations updates.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s first quarter update presentation by logging onto the Investor Relations section of the Company’s website at https://investors.voltacharging.com/.

The conference call can be accessed live over the phone by dialing +1-877-423-9813 (domestic) or + 1-201-689-8573 (international). A telephonic replay will be available approximately two hours after the call by dialing +1-844-512-2921, or for international callers, +1-412-317-6671. The pin number for the replay is 13729279. The replay will be available until 11:59 p.m. Eastern Time on May 2, 2022.

About Volta Inc.
Volta Inc. (NYSE: VLTA) is an industry-leading electric vehicle (“EV”) charging network powering vehicles and commerce. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop, and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into people’s daily routines, Volta’s goal is to benefit consumers, brands, and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.

Non-GAAP Financial Information
This press release contains references to EBITDA and Adjusted EBITDA of Volta, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains, and losses. The Company defines and calculates EBITDA as net loss attributable to Volta before the impact of interest income or expense, provision for income taxes, depreciation, and amortization. The Company defines and calculates Adjusted EBITDA as EBITDA adjusted to exclude stock-based compensation expense and warrant valuation.
These non-GAAP financial measures are provided to enhance the user’s understanding of our prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the twelve months ended December 31, 2021, and 2020.
Total Stalls Installed
Volta management considers “Total Stalls” as the total size of its installed charging network at the end of the period, including Volta-owned and network partner-owned charging stations operated by Volta. Volta’s management uses Total Stalls Installed for internal network planning and forecasting purposes, including evaluating the potential Behavior and Commerce revenue generating capacity of its charging network, which is generated through delivery of content by Volta’s partners across both Volta-owned and its network partner-owned charging stalls. In addition, Total Stalls Installed provides the basis for Volta’s assessment of its charging network operations as well. Volta believes that this performance measure provides meaningful, supplemental information regarding the Volta charging network that helps illustrate trends in its business and operating performance. Volta believes that this performance measure is helpful to its investors as it is used by management in assessing the growth of the Volta charging network.
Forward-Looking Statements
This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipates,” “feels,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of

Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the impact of competing technologies that could reduce the demand for EVs; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; the risk that Volta may fail to effectively build scalable and robust processes to manage the growth of its business and to expand its geographic footprint; the ability to protect its intellectual property rights; and those factors discussed in Volta’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

For Investor/Analyst:
Katherine Bailon, VP of Investor Relations
Katherine@voltacharging.com

For Media/Press:
Jette Speights, VP of Communications
Jette@voltacharging.com

Volta Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2021	2020
	(in thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$ 262,260	$ 58,806
Accounts receivable, less allowance for doubtful accounts; $0 and $53.2	12,587	6,151
Inventory	2,726	6,152
Prepaid partnership costs	8,982	9,625
Prepaid expenses and other current assets	12,091	921
Total current assets	298,646	81,655
Operating lease right-of-use assets, net	76,364	49,434
Property and equipment, net	97,728	49,358
Notes receivable - employee	—	1,019
Other non-current assets	321	327
Intangible assets, net	643	—
Goodwill	221	—
Total assets	$ 473,923	$ 181,793

LIABILITIES
Current liabilities
Accounts payable	18,460	5,494
Accounts payable - due to related party	1	92
Accrued expenses and other current liabilities	20,168	21,533
Operating lease liability - current portion	5,952	7,484

Volta Inc. and Subsidiaries

Consolidated Balance Sheets

Deferred revenue	8,450	7,625
Term loans payable - current	15,998	9,988
Warrant liability	27,071	698
Total current liabilities	96,100	52,914
Term loans payable, net of unamortized debt issuance costs and current term loan payable	23,997	41,032
Operating lease liability - non-current portion	64,422	37,146
Other non-current liabilities	7,268	7,004
Total liabilities	$ 191,788	$ 138,096

Redeemable convertible Legacy Volta Preferred Stock, Volta Inc. Preferred Stock, $0.001 par value: 10,000,000 shares authorized; no shares outstanding as of December 31, 2021, $0.001 par value: 86,845,643 shares authorized; 76,493,917 shares issued and outstanding as of December 31, 2020 (aggregate liquidation preference of $0 and $214,719,011 as of December 31, 2021, and 2020, respectively).	—	182,599

STOCKHOLDERS' (DEFICIT) EQUITY
Class A and Class B common stock, par value $0.0001 and $0.001 as of December 31, 2021 and 2020, respectively; 400,000,000 (Class A 350,000,000, Class B 50,000,000) and 152,901,000 (Class A 48,540,000, Class B 104,361,000) shares authorized; 162,105,399 (Class A 152,218,214, Class B 9,887,185) and 24,696,437 (Class A 13,185,808, Class B 11,510,629) shares issued and outstanding as of December 31, 2021, and 2020, respectively	16	1
Additional paid-in capital	710,638	13,233
Accumulated other comprehensive income	213	—
Accumulated deficit	(428,731)	(152,136)

Volta Inc. and Subsidiaries

Consolidated Balance Sheets

Total stockholders’ (deficit) equity	282,136	(138,902)
Total liabilities, redeemable convertible Preferred Stock, and stockholders’ (deficit) equity	$ 473,923	$ 181,793

Volta Inc. and Subsidiaries

Unaudited (Three months), and Audited (Twelve months) Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended December 31		Twelve Months Ended December 31,
	(in thousands, except share data)
	2021	2020	2021	2020
REVENUES
Service revenue	$ 10,766	$ 6,813	$ 29,881	$ 15,720
Product revenue	529	1,429	1,199	2,892
Other revenue	844	133	1,231	839
Total revenues	12,139	8,375	32,311	19,451

COSTS AND EXPENSES
Costs of services (exclusive of depreciation and amortization shown below)	$ 7,941	5,835	23,029	17,386
Costs of products (exclusive of depreciation and amortization shown below)	797	1,299	1,678	2,687
Selling, general and administrative	128,755	17,589	262,628	44,080
Depreciation and amortization	3,342	1,217	11,153	6,469
Other operating (income) expense	959	465	2,026	103
Total costs and expenses	141,793	26,406	300,514	70,725
Loss from operations	(129,654)	(18,031)	(268,203)	(51,274)

OTHER EXPENSES
Interest expense, net	$ 1,372	12,579	6,402	18,274
Other expense, net	245	503	712	587
Change in fair value of warrant liability	(10,197)	425	1,239	411
Total other expenses	(8,580)	13,507	8,353	19,272
LOSS BEFORE INCOME TAXES	(121,074)	(31,537)	(276,556)	(70,546)

Volta Inc. and Subsidiaries

Unaudited (Three months), and Audited (Twelve months) Consolidated Statements of Operations and Comprehensive Loss

Income tax expense (benefit)	15	(14)	39	9
NET LOSS	$ (121,089)	$ (31,523)	$ (276,595)	$ (70,555)

OTHER COMPREHENSIVE INCOME	213	—	213	—
TOTAL COMPREHENSIVE LOSS	$ (120,876)	$ (31,523)	$ (276,382)	$ (70,555)

Weighted-average Class A common stock outstanding, basic and diluted (Note 13 - Net Loss Per Share)	150,823	1,745,332	59,034,393	1,616,740
Net loss per Class A common stock, basic and diluted (Note 13 - Net Loss Per Share)	$ (0.77)	$ (3.33)	$ (4.10)	$ (7.55)
Weighted-average Class B common stock outstanding, basic and diluted (Note 13 - Net Loss Per Share)	$ 9,604	7,733,885	8,393,797	7,733,885
Net loss per Class B common stock, basic and diluted (Note 13 - Net Loss Per Share)	$ (0.77)	$ (3.33)	$ (4.10)	$ (7.55)

Volta Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,
	2021	2020
	(in thousands)
Cash flows from operating activities
Net loss	$ (276,595)	$ (70,555)
Adjustments to reconcile net loss to net cash used in operating activities:
Reduction in the carrying amount of ROU assets	4,718	2,572
Depreciation and amortization	11,153	6,469
Stock-based compensation	173,989	1,903
Compensation expense related to secondary sale	—	3,736
Amortization of debt issuance costs	337	306
Non-cash interest expense	—	13,097
Accretion expense	195	87
Revaluation of warrant liability to estimated fair value	1,239	698
Expenses related to invoices in dispute	—	624
Loss on disposal of property and equipment and inventory	1,896	16
Loss on disposal of research and development equipment	—	116
Other	—	281
Changes in operating assets and liabilities:
Accounts receivable	(6,436)	3,986
Inventory	2,844	1,859

Volta Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Prepaid expenses and other current assets	(11,154)	169
Prepaid partnership costs	(2,245)	(4,752)
Operating lease right-of-use asset	(30,112)	(20,502)
Other non-current assets	6	(7)
Accounts payable	12,626	(13,275)
Due to related party	(91)	44
Accrued expenses and other current liabilities	(3,379)	3,984
Accrued Interest	(132)	718
Deferred revenue	825	(629)
Lease incentive liability	(44)	(48)
Operating lease liability	25,744	16,081
Other noncurrent liabilities	1,350	(4,258)
Net cash used in operating activities	$ (93,266)	$ (57,280)

Cash flows from investing activities
Purchase of property and equipment	(56,480)	(16,905)
Capitalization of internal-use software	(626)	(348)
Lease incentives received	—	605
Cash paid for acquisition of 2Predict	(200)	—
Net cash used in investing activities	$ (57,306)	$ (16,648)

Cash flows from financing activities
Due from employees for taxes paid on partial recourse notes	(8,341)	(1,019)

Volta Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Proceeds from issuance of Series D Preferred Stock	28,721	69,194
Proceeds from issuance of Series D-1 convertible notes	—	20,550
Proceeds from issuance of Series D-1 convertible notes - related party	—	9,600
Proceeds from issuance of long-term debt		24,694
Payments of long-term debt	(8,167)	—
Proceeds from PPP loan	—	3,193
Payment of PPP Loan	(3,195)	—
Proceeds from exercise of stock options	1,497	104
Payment of issuance costs related to Series D and D-1 Preferred Stock	(1,290)	(3,784)
Payment of debt issuance costs	—	(662)
Proceeds from financing activity	—	446
Payment of financing activity principal	(620)	(340)
Proceeds from reverse recapitalization and PIPE Financing	350,146	—
Proceeds from exercise of common stock warrants - related party	2	—
Proceeds from refunds of transaction costs related to Reserve Recapitalization	4,108	—
Payment of transaction costs related to Reverse Recapitalization	(9,408)	—
Net cash provided by financing activities	$ 353,813	$ 121,976

Effect of exchange rate changes on cash and cash equivalents	213	—
Net increase in cash and cash equivalents	203,454	48,048
Cash and cash equivalents, beginning of period	58,806	10,758

Volta Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Cash and cash equivalents, end of period	$262,260	$ 58,806

Supplemental disclosures of cash flow information
Cash paid for interest	6,534	4,275
Cash paid for taxes	—	9

Non-cash investing and financing activities
Purchases of property and equipment not yet settled	3,657	4,813
Conversion of redeemable convertible Preferred Stock into common stock in connection with the reverse recapitalization	210,030	—
Initial recognition of operating lease right-of-use asset	30,612	21,461
Initial recognition of operating lease liability	29,036	18,077
Class B common stock warrants issued in satisfaction of services rendered	—	749
Forfeiture of shares to settle promissory notes collateralized to common stock	9,359	—
Cashless exercise of Legacy Volta Preferred Stock Warrants	1,944
Common stock issued for acquisition of 2Predict	1,220	—
Issuance of Series D-1 Preferred Stock in satisfaction of debt and other liabilities	—	42,021
Secondary sales of common stock pledged against partial recourse notes - related party	—	3,736

Volta Inc. and Subsidiaries
Non-GAAP Reconciliation

EBITDA and Adjusted EBITDA
The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP measure reported in Volta’s consolidated financial statements for the following periods:

	Three Months Ended December 30,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net loss	$ (121,089)	$ (31,523)	$ (276,595)	$ (70,555)
Income tax expense	15	(14)	39	9
Interest expense, Net	1,372	12,579	6,402	18,274
Depreciation and amortization	3,342	1,217	11,153	6,469
EBITDA	(116,361)	(17,741)	(259,001)	(45,803)
Stock-based compensation	95,877	4,464	173,989	5,282
Warrant valuation	(10,197)	425	1,239	411
Adjusted EBITDA	(30,680)	(12,852)	(83,773)	(40,110)